Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 19, 2004, is by and between NeoMagic Corporation, a Delaware corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as an “Investor” and, collectively, as the “Investors”.

A.                                   The Company wishes to sell to each Investor, and each Investor wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, (A) shares (the “Series B Preferred Shares” or “Preferred Shares”) of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock” or “Preferred Stock”) having the rights and privileges set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the “Certificate of Designation” or “Certificate”), (B) a Warrant in the form attached hereto as Exhibit B (each, a “Series A Warrant” and, collectively, the “Series A Warrants”) and (C) a Warrant in the form attached hereto as Exhibit C (each, a “Series B Warrant” and, collectively, the “Series B Warrants”).  The Series A Warrants and the Series B Warrants are collectively referred to herein as the “Warrants”.

B.                                     The Series A Warrants issued to an Investor will entitle such Investor to purchase a number of shares of Common Stock equal to such Investor’s Pro Rata Share (as defined below) of 1,608,696 shares. The Series A Warrants will be exercisable commencing on the Closing Date, have an exercise price per share equal to $1.64 (subject to adjustment as provided therein), and expire on the date that is the fifth (5th) anniversary of the Closing Date (as defined below). The Series B Warrants issued to an Investor will entitle such Investor to purchase a number of shares of Common Stock equal to such Investor’s Pro Rata Share of 1,000,000 shares.  The Series B Warrants will have an exercise price per share equal to $1.60 (subject to adjustment as provided therein) and will expire on the ninetieth (90th) day following the Effective Date (as defined below).

C.                                     The shares of Common Stock into which the shares of Preferred Stock are convertible are referred to herein as the “Conversion Shares” and the shares of Common Stock into which the Warrants are exercisable are referred to herein as the “Warrant Shares”. The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

D.                                    The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”).  The sale of the Preferred Shares and the Warrants by the Company to the Investors will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.                                       PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

1.1                                 Closing.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Investor agrees to purchase for the Purchase Price (as defined below) (i) the number of Series B Preferred Shares set forth below such Investor’s name on the signature pages hereof, (ii) a Series A Warrant, and (iii) a Series B Warrant. The closing of the purchase and sale of the Series B Preferred Shares and the Warrants (the “Closing”) will be deemed to occur at the offices of Duval & Stachenfeld, LLP, 300 East 42nd Street, New York, New York 10017, when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and, to the extent applicable, by each Investor, (B) each of the conditions to the Closing described in Sections 5.1 and 5.2 hereof has been satisfied or waived by the Company or each Investor, as appropriate, and (C) each Investor shall have delivered the Purchase Price payable by it to the Company by wire transfer of immediately available funds against physical delivery of duly executed certificates representing the Series B Preferred Shares and Warrants being purchased by such Investor. The date on which the Closing occurs is referred to herein as the “Closing Date”.

1.2                                 Certain Definitions.  When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or commercial banks located in New York City are authorized or permitted by law to close.

“Certificate of Designation” has the meaning specified in the preamble to this Agreement.

“Closing Bid Price” shall mean, for the Common Stock as of any date, the closing bid price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets (“Bloomberg”), or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Holder, and shall cause such investment banking firm to perform such determination and notify the Company and the Holder of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company.  All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

“Closing Date” has the meaning specified in Section 1.1 hereof.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Conversion Price” has the meaning specified in the Certificate of Designation.

“Current Violation” has the meaning specified in Section 3.7 hereof.

“Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

“Disclosure Documents” means all SEC Documents filed by the Company at least two (2) Business Days prior to the date of this Agreement via the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) in accordance with the requirements of Regulation S-T under the Exchange Act.

“Effective Date” has the meaning set forth in the Registration Rights Agreement.

“Environmental Law” means any applicable federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Execution Date” means August 19, 2004.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission and the Staff of the Commission. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Key Employees” means (i) Prakash C. Agarwal, Sanjay Adkar, Scott Sullinger, Ernest Lin and Mark Singer, and (ii) each other person from time to time serving as an executive officer (as defined in Rule 501(f) of the Securities Act) of the Company.

“Lien” means, with respect to any Property, any mortgage or mortgages, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Market Price” means, as of a particular date, the average Closing Bid Price for the Common Stock during the period of five (5) consecutive Trading Days occurring immediately prior to (but not including) such date.

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and the Subsidiaries taken as a whole or (ii) the transactions contemplated by the Certificate, this Agreement or the other Transaction Documents.

“Material Contracts” means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601, as applicable, of Regulation S-K under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Outstanding Registrable Securities” means, at any time, all Registrable Securities that at such time are either issued and outstanding or issuable upon conversion of the Preferred Stock or exercise of the Warrants (without regard to any limitation on such conversion or exercise).

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

“Permitted Liens” means the following:

(a)                                  encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of the Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(b)                                 Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established; and

(c)                                  Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Pro Rata Share” means, with respect to an Investor, the ratio determined by dividing (i) the number of Preferred Shares purchased hereunder by such Investor by (ii) the aggregate number of Preferred Shares purchased hereunder by all of the Investors.

“Purchase Price” means the Stated Value of the Preferred Shares being purchased by an Investor.

“Registrable Securities” means the Conversion Shares and the Warrant Shares, any other shares of Common Stock issuable pursuant to the terms of the Certificate of Designation or the Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares or the Warrant Shares; provided, however, that “Registrable Securities” shall not include any such shares that have been sold to the public pursuant to the Registration Statement or Rule 144.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Rights Agreement” means the Preferred Stock Rights Agreement, dated as of December 19, 2002, between the Company and EquiServe Trust Company, N.A.

“Rule 144” means Rule 144 under the Securities Act, or any successor provision.

“SEC Documents” has the meaning specified in Section 3.4 hereof.

“Securities” has the meaning specified in the preamble to this Agreement.

“Stated Value” means $1,000, subject to adjustment in the event of a stock split or similar event.

“Subsidiary” means, with respect to the Company, any corporation or other entity (other than an entity having no material operations or business during the twelve month period immediately preceding the Execution Date) of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether, in the case of a corporation, stock of any other class or classes of such corporation shall or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by the Company and/or one or more of its Affiliates.

“Termination Date” means the first date on which there are no Preferred Shares or Warrants outstanding.

“Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

“Transaction Documents” means (i) this Agreement, (ii) the Series A Warrants, (iii) the Series B Warrants, (iv) the Registration Rights Agreement, and (v) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

1.3                                 Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.                                       REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.

Each Investor hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date and as of the Closing Date:

2.1                                 Authorization; Enforceability.  Such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor’s name on the signature page hereof with the requisite corporate power and authority to purchase the Securities being purchased by it and to execute and deliver this Agreement and the other Transaction Documents.  This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which such Investor is a party will constitute, such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2                                 Accredited Investor.  Such Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D; (ii) is acquiring the Securities solely for its own account, and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under the Securities Act or are exempt from the registration requirements of the Securities Act; provided, however, that, in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

2.3                                 Information.  The Company has provided such Investor with information regarding the business, operations and financial condition of the Company, and has granted to such Investor the opportunity to ask questions of and receive satisfactory answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Securities hereunder, and based thereon believes it can make an informed decision with respect to its investment in the Securities. Neither such information nor any other investigation conducted by such Investor or its representatives shall modify, amend or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.  The foregoing shall not be interpreted to mean that the Company has provided to any Investor any material nonpublic information of or relating to the Company.

2.4                                 Limitations on Disposition.  Such Investor acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

2.5                                 Legend.  Such Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.”

Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement and the holder represents in writing to the Company that such Securities have been or will be sold pursuant to such registration statement, (B) such Securities have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision and the holder thereof represents in writing to the Company that it is eligible to use such rule for public resales of such Securities, the certificates representing such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

2.6                                 Reliance on Exemptions.  Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying on the truth and accuracy of the representations and warranties of such Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

2.7                                 Non-Affiliate Status; Common Stock Ownership.  Such Investor is not an Affiliate of the Company or of any other Investor and is not acting in association or concert with any other Person with regard to its purchase of Preferred Shares and Warrants or otherwise in respect of the Company.  Such Investor’s investment in the Securities is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Board of Directors.

2.8                                 No Short Position in Company Securities.  Neither such Investor nor any person trading on its behalf or at its direction has established or maintained a short position in the Common Stock or any other securities of the Company at any time during the period of fifteen (15) Trading Days immediately preceding the Execution Date.

3.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.                                              The Company hereby represents and warrants to each Investor and agrees with such Investor that, except as expressly set forth on the disclosure schedules to this Agreement, as of the Execution Date and (except as otherwise expressly set forth below) as of the Closing Date:

3.1                                 Organization, Good Standing and Qualification.  Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted.  Each of the Company and the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

3.2                                 Authorization; Consents.

3.2.1                        The Company has the requisite corporate power and authority to adopt and file the Certificate of Designation and perform its obligations thereunder, to enter into and perform its obligations under this Agreement and the other Transaction Documents, including without limitation its obligations to issue and sell the Preferred Shares and Warrants to such Investor in accordance with the terms thereof and to issue Conversion Shares and Warrant Shares upon conversion of the Preferred Shares or exercise of the Warrants, as the case may be.  Except as expressly set forth below, all corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Certificate of Designation, this Agreement and the other Transaction Documents has been taken and no further consent or authorization of the Company, its Board of Directors, stockholders, any Governmental Authority or organization, or any other person or entity is required (pursuant to any rule of the Nasdaq National Market or otherwise) other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement.

3.2.2                        The Board of Directors has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the issuance and sale of the Securities, and the consummation of the transactions contemplated by the Certificate of Designation, this Agreement and the other Transaction Documents (including without limitation the issuance of the Conversion Shares and the Warrant Shares), are in the best interests of the Company.

3.3                                 Due Execution; Enforceability.  This Agreement has been and, at or prior to the  Closing, each other Transaction Document executed and/or delivered thereat will be, duly executed and delivered by the Company.  Each Transaction Document constitutes (or as of the Closing will constitute) the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.4                                 SEC Documents; Agreements; Financial Statements; Other Information.  The Company has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after January 26, 2003 (collectively, the “SEC Documents”).  The Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each SEC Document, as of the date of the filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the SEC Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and the Subsidiaries taken as a whole. The financial statements included in the SEC Documents have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

3.5                                 Capitalization; Debt Schedule.  The capitalization of the Company as of the Execution Date, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Series B Preferred Shares and exercise of the Warrants is set forth on Schedule 3.5 hereto.  All issued and outstanding shares of capital stock of the Company have been validly issued, fully paid and non-assessable, and all shares of capital stock issued by any Subsidiary have been validly issued, fully paid and non-assessable, free and clear of all Liens other than Permitted Liens. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of security holders of the Company or any Liens created by or through the Company.  Except as set forth or Schedule 3.5, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or any of the Subsidiaries (whether pursuant to anti-dilution, “reset” or other similar provisions). Except as described on Schedule 3.5 hereto, neither the Company nor any of the Subsidiaries has any material Debt outstanding as of the date hereof.

3.6                                 Due Authorization; Valid Issuance.  The shares of Preferred Stock are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, free and clear of any Liens imposed by or through the Company, (ii) assuming the accuracy of each Investor’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all rights, preferences and privileges described in the Certificate of Designation. The Series A Warrants, the Series B Warrants, the Conversion Shares issuable with respect to the Series B Preferred Shares and the Warrant Shares issuable with respect to the Series A Warrants and the Series B Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement, the Series B Certificate the Series A Warrants or the Series B Warrants, as the case may be, will be duly and validly issued, fully paid and non-assessable, free and clear of any Liens imposed by or through the Company and, assuming the accuracy of each Investor’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws.

3.7                                 No Conflict with Other Instruments.  Neither the Company nor any of the Subsidiaries is in violation of any provisions of its charter, bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to it, except for any default under any such instrument or contract or any violation of any provision of a Governmental Requirement that, in either such case, has not had or would not reasonably be expected to have a Material Adverse Effect (any such violation or default being referred to herein as a “Current Violation”).  The (i) execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) filing of and performance of its obligations under the Certificate of Designation, and (iii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Stock and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not result in a Current Violation or in the creation of any Lien upon any assets of the Company or of any of the Subsidiaries or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any “reset” or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company’s securities or other Persons to purchase shares of Common Stock or other securities of the Company (whether pursuant to the Rights Agreement or otherwise).

3.8                                 Financial Condition; Taxes; Litigation.

3.8.1  The Company’s financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and the Subsidiaries taken as a whole. There has occurred no (i) material adverse change to the Company’s business, operations, properties, financial condition, or results of operations since the date of the Company’s most recent audited financial statements contained in the Disclosure Documents or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP or applicable law.

3.8.2  Each of the Company and the Subsidiaries (i) has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and (ii) has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect, and has no liability with respect to accrued taxes in excess of the amounts that are described as accrued in the most recent financial statements included in the Disclosure Documents.

3.8.3  Except as described in Schedule 3.8.3, neither the Company nor any of the Subsidiaries is the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction (other than with respect to taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect), the Commission, the NASD, any state securities commission or other Governmental Authority.

3.8.4  Except as described in Schedule 3.8.4, there is no material claim, litigation or administrative proceeding pending or, to the Company’s knowledge, threatened or contemplated, against the Company or any of the Subsidiaries, or, to the Company’s knowledge, against any officer, director or employee of the Company or any such Subsidiary in connection with such person’s employment therewith.  Neither the Company nor any of the Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Governmental Authority which has had or would reasonably be expected to have a Material Adverse Effect.

3.9                                 Form S-3.  The Company is eligible to register the Registrable Securities for resale by each Investor on a registration statement on Form S-3 under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation, filing or effectiveness of such registration statement.

3.10                           Acknowledgement of Dilution.  The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Preferred Shares and issuance of Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares in accordance with the terms of the Certificate of Designation and Warrants, respectively, is unconditional regardless of the effect of any such dilution.

3.11                           Intellectual Property.  Except as set forth in Schedule 3.11:

(a)                                  The Company owns, free and clear of claims or rights or any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its business as presently conducted (other than with respect to “off-the-shelf” software which is generally commercially available and open source software which may be subject to one or more “general public” licenses).  All Intellectual Property that is used or incorporated into the Company’s services, products or services or products actively under development and which is proprietary to the Company was developed by or for the Company by the current or former employees, consultants or independent contractors of the Company or its predecessors in interest or purchased by the Company or its predecessors in interest and are owned by the Company, free and clear of claims and rights of any other Person.

(b)                                 The business of the Company as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company do not infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties.  The Company has not received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).

(c)                                  No claim is pending or, to the Company’s knowledge, threatened against the Company nor has the Company received any written notice or other written claim from any Person asserting that any of the Company’s present or contemplated activities infringe or may infringe in any material respect any Intellectual Property of such Person and the Company is not aware of any infringement by any other Person of any material rights of the Company under any Intellectual Property Rights.

(d)                                 All licenses or other agreements under which the Company is granted Intellectual Property (excluding licenses to use “off-the-shelf” software utilized in the Company’s internal operations and which is generally commercially available) are listed in Schedule 3.11.  All such licenses or other agreements are in full force and effect and, to the Company’s knowledge, there is no material default by any party thereto.  The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

(e)                                  All licenses or other agreements under which the Company has granted rights to Intellectual Property to others (including all end-user agreements) are in full force and effect, there has been no material default thereunder and, to the Company’s knowledge, there is no material default by any party thereto.

(f)                                    The Company has taken all steps required in accordance with commercially reasonable business practice to establish and preserve its ownership in its owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company which has not been patented or copyrighted.  The Company is not making unlawful use of any Intellectual Property of any other Person, including, without limitation, any former employer of any past or present employees of the Company.  Neither the Company nor any of its employees or consultants has any agreements or arrangements with former employers of such employees or consultants relating to any Intellectual Property of such employers, which materially interfere or conflict with the performance of such employee’s or consultant’s duties for the Company or result in any former employers of such employees and consultants having any rights in, or claims on, the Company’s Intellectual Property.  To the Company’s knowledge, the activities of the Company’s employees and consultants do not violate any agreements or arrangements which any such employees have with former employers.  Each current or former employee, independent contractor or consultant of the Company has executed agreements regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company, and the Company has not received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions.  Each employee listed in Schedule 3.11 has executed a non-competition agreement.  Without limiting the foregoing: (i) the Company has taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property; and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company) has unauthorized possession of any of its Intellectual Property, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property.  The consummation of the transactions contemplated by the Certificate, this Agreement and the other Transaction Documents will not materially alter or impair, individually or in the aggregate, any of such rights of the Company. The Company and the Subsidiaries each has complied in all material respects with its obligations pursuant to all agreements relating to Intellectual Property rights that are the subject of licenses granted by third parties, except for any non-compliance that has not had or would not reasonably be expected to have a Material Adverse Effect.

3.12                           Registration Rights.  Except as described on Schedule 3.12 hereto, the Company has not granted or agreed to grant to any person or entity any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied in full prior to the date hereof.

3.13                           Fees.  Except as set forth on Schedule 3.13, the Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless each Investor from and against any claim by any person or entity alleging that, as a result of any agreement or arrangement between such Person and the Company, such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

3.14                           Foreign Corrupt Practices.  Neither the Company, nor to the Company’s knowledge any of the Subsidiaries nor to the Company’s knowledge any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including without limitation any bribe, rebate, payoff, influence payment, kickback or other unlawful payment), or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.15                           Key Employees. Each Key Employee named in the SEC Documents is currently serving in the capacity described therein.   The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company.  Except as set forth on Schedule 3.15, no Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.

3.16                           Employee Matters.  There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees (or between any of the Subsidiaries and such Subsidiary’s employees).  No employees of the Company belong to any union or collective bargaining unit. The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

3.17                           Environment. To the Company’s knowledge, neither the Company nor any of the Subsidiaries has any current liability under any Environmental Law, nor, to the knowledge of the Company, do any factors exist that are reasonably likely to give rise to any such liability that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any of the Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.18                           ERISA.  Except as described on Schedule 3.18, neither the Company nor any of the Subsidiaries maintains or contributes to, or has any obligation under, any Pension Plan. The Company and each of the Subsidiaries is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, except for matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

3.19                           Disclosure.  To the Company’s knowledge, no written statement, information, report, representation or warranty made by the Company in this Agreement or any other Transaction Document or furnished to such Investor by or on behalf of the Company or any of the Subsidiaries in connection with the Closing or such Investor’s due diligence investigation of the Company contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading. Neither the Company nor any Person acting on its behalf or at its direction has provided such

Investor with material non-public information. Following the issuance of the press release in accordance with Section 4.1(c) hereof, to the Company’s knowledge, such Investor will not possess any material non-public information concerning the Company.  The Company acknowledges that such Investor is relying on the representations, acknowledgements and agreements made by the Company in this Section 3.19 and elsewhere in this Agreement in making trading and other decisions concerning the Company’s securities.

3.20                           Insurance.  The Company maintains insurance for itself and the Subsidiaries in such amounts and covering such losses and risks as the Company believes to be reasonably prudent in relation to the businesses in which the Company and the Subsidiaries are engaged. No notice of cancellation has been received for any of such policies and the Company reasonably believes that is in compliance with all of the terms and conditions thereof.  The Company has no reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue doing business as currently conducted without a significant increase in cost, other than normal increases in the industry.  Without limiting the generality of the foregoing, the Company maintains Director’s and Officer’s insurance in an amount not less than $10 million for each covered occurrence and in the aggregate.

3.21                           Property.  The Company and the Subsidiaries have good and marketable title to all personal Property and good and marketable title in fee simple to all real property owned by them which, individually or in the aggregate, is material to the business of the Company and the Subsidiaries, in each such case free and clear of all Liens except for Permitted Liens.  Any Property held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company and the Subsidiaries.

3.22                           Regulatory Permits.  The Company and the Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any such Subsidiary has received any notice or otherwise become aware of any proceedings, inquiries or investigations relating to the revocation or modification of any such certificate, authorization or permit.

3.23                           Exchange Act Registration; Listing.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market. The Company currently meets the continuing eligibility requirements for listing on the Nasdaq National Market and has not received any notice from such market or the NASD that it may not currently satisfy such requirements or that such continued listing is in any way threatened.  The Company has taken no action designed to, or which, to the knowledge of the Company, may have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market.

3.24                           Investment Company Status. The Company is not, and immediately after receipt of the Purchase Price for the Securities issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the

Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.25                           Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the relevant Closing.

3.26                           Internal Controls and Procedures. The Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Subsidiary is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP, except, in any individual case or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

3.27                           Embargoed Person.  None of the funds or other assets of the Company shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Securities are or would be in violation of law. No Embargoed Person shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Securities are or would be in violation of law.  None of the funds or other assets of the Company shall be derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law.

3.28                           Solvency.  (i) The fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing Debt as such Debt matures or is otherwise payable; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted taking into account the current and projected capital requirements of the business conducted by the Company and projected capital availability; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive upon liquidation of its assets, after taking into account all anticipated uses of such amounts, would be sufficient to pay all Debt when such Debt is  required to be paid.  The Company does not intend to incur Debt beyond its ability to pay such Debt as it matures. The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

3.29                           Transactions with Interested Person.   Except as set forth in Schedule 3.29, no officer, director or employee of the Company is or has taken any steps to become a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.30                           Customers; Suppliers.  The relationships of the Company with its customers and suppliers are maintained on commercially reasonable terms.  Except as set forth in Schedule 3.30, since January 26, 2004, no customer or supplier of the Company has canceled, materially modified, or otherwise terminated its relationship with the Company or decreased materially its usage or purchase or supply of the services or products of the Company, nor does any Customer or Supplier have, to such Stockholder’s knowledge, any plan or intention to do any of the foregoing.  The Company has no reason to believe that any of its suppliers will experience a manufacturing disruption, a failure to dedicate adequate resources to the production, assembly or testing of the Company’s products, or financial instability, or that any such supplier will be unable to successfully transition its manufacturing capabilities to the future needs of the Company.

3.31                           Full Disclosure.  The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by the Company pursuant to this Agreement to such Investor do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

3.32                           No Other Agreements.  The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Investor relating to the terms or conditions of the transactions contemplated by the Certificate of Designation or the Transaction Documents except as expressly set forth therein.

4.                                       COVENANTS OF THE COMPANY AND EACH INVESTOR.

4.1                                 The Company agrees with each Investor that it will:

(a)                                  file a Form D with respect to the Securities issued at the Closing as and when required under Regulation D and provide a copy of each such Form D to such Investor promptly after such filing;

(b)                                 take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Securities for sale under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall provide evidence of any such action to such Investor at the Closing; and

(c)                                  (i) on or prior to 9:30 a.m. (eastern time) on the Business Day immediately following the Execution Date, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and (ii) on or prior to 5:30 p.m. (eastern time) on the Business Day immediately following the Execution Date, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement, the Certificate of Designation and the other Transaction Documents and the transactions contemplated hereby and thereby, including as exhibits this Agreement, the Certificate of Designation and the other Transaction Documents; provided, however, that each Investor named therein shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

4.2                                 The Company agrees that it will, during the period beginning on the Execution Date and ending (except as otherwise specified herein) on the Termination Date:

(a)                                  maintain its corporate existence in good standing;

(b)                                 maintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c)                                  pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

(d)                                 comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to comply with any Governmental Requirements, the applicability or validity of which is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

(e)                                  comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(f)                                    provide each Investor with copies of all materials sent to its stockholders, in each such case at the same time as delivered to such stockholders;

(g)                                 timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination;

(h)                                 during the period commencing on the Execution Date and ending on the earlier to occur of (i) six (6) months from the Closing Date and (ii) the Effective Date, take commercially reasonable steps to restrict Key Employees from selling shares of Common Stock, or entering into any arrangement or transaction that has substantially the same economic effect as selling shares of Common Stock, other than pursuant to any 10b-5(1) trading plans in effect as of the Execution Date and disclosed to each Investor in writing; provided, however, that in the event that the employment of any Key Employee (other than Prakash C. Agarwal) is involuntarily terminated by the Company (and such Key Employee is not then an employee of any Affiliate of the Company), such Key Employee may, upon the effectiveness of such involuntary termination, be released from such restriction;

(i)                                     use commercially reasonable efforts to maintain adequate insurance coverage (including D&O insurance) for the Company and each Subsidiary;

(j)                                     refrain from incurring any Debt or issuing any securities that would rank senior to or pari passu with the Preferred Stock in right of payment or distribution upon liquidation;

(k)                                  not create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens; and

(l)                                     until sixty (60) days following the Effective Date, refrain from issuing any equity securities or securities convertible into or exchangeable for equity securities; provided, however, that the foregoing restriction shall not restrict the Company from issuing (i) shares of Common Stock to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of  Directors, or shares of Common Stock upon exercise of options or warrants granted to such parties pursuant to any of the foregoing, and (ii) shares of Common Stock in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic arrangements approved by the Board of Directors .

4.3                                 Reservation of Common Stock.  The Company shall authorize and reserve for issuance to the Investors, free from any preemptive rights, a number of shares of Common Stock that, on the Closing Date, is not less than one hundred and twenty five percent (125%) of the sum of (A) the number of Conversion Shares issuable upon conversion of all of the Series B Preferred Shares issuable at the Closing plus (B) the number of Warrant Shares issuable upon exercise of all of the Series A Warrants and Series B Warrants issuable at the Closing, in each case without regard to any limitation on such conversion or exercise that may otherwise exist.  Such authorized and reserved shares of

Common Stock (the “Reserved Amount”) shall be allocated in accordance with each Investor’s Pro Rata Share.  In the event that an Investor shall sell or otherwise transfer any of such Investor’s Preferred Shares or Warrants, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount allocated to any Investor or other Person which no longer holds any Preferred Shares or Warrants shall be reallocated to the remaining Investors pro rata based on the number of Outstanding Registrable Securities held by such Investors at such time.  In the event that the Reserved Amount is insufficient at any time to cover one hundred percent 100% of the Registrable Securities issuable upon the conversion of the then outstanding Preferred Stock and the exercise of the then outstanding Warrants (without regard to any restriction on such conversion or exercise), the Company shall take such action (including without limitation holding a meeting of its stockholders) to increase the Reserved Amount to cover 125% of the Registrable Securities issuable upon such conversion and exercise, such increase to be effective not later than the thirtieth (30th) day (or sixtieth (60th) day, in the event stockholder approval is required for such increase) following the Company’s receipt of written notice of such deficiency. While any Preferred Shares or Warrants are outstanding, the Company shall not reduce the Reserved Amount without obtaining the prior written consent of each Investor.

4.4                                 Use of Proceeds.  The Company shall use the proceeds from the sale of the Securities in the ordinary course of its business and consistent with past practice; provided, however, that the Company shall not use such proceeds (i) to pay down, repurchase or redeem any debt or securities issued by the Company or any Subsidiary, (ii) to pay any dividend or make any distribution on any such securities, or (iii) to repay any loan made to or incurred by any Key Employee or Affiliate of the Company.

4.5                                 Use of Investor Name.  Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, any Investor’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Investor for the specific use contemplated or as otherwise required by applicable law or regulation.

4.6                                 No Adverse Action. The Company and the Subsidiaries shall refrain, during the period beginning on the Execution Date and ending on the Termination Date, from taking any action or entering into any arrangement which in any way materially and adversely affects the provisions of the Certificate of Designation, this Agreement or any other Transaction Document.

4.7                                 Limitations on Disposition.  No Investor shall sell, transfer, assign or dispose of any Securities, unless:

(a)                                  there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)                                 such Investor has notified the Company in writing of any such disposition, received the Company’s written consent to such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such consent or opinion of counsel will be required (A) if the sale, transfer or assignment complies with federal and state securities laws and is made to an Affiliate of such Investor which is also an “accredited investor” as that term is defined in Rule 501 of Regulation D, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor provides the Company with evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144 or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution.

4.8                                 Disclosure of Information.  The Company agrees that it will not at any time following the Execution Date disclose material non-public information to any Investor without first obtaining such Investor’s written consent to such receive such information.

4.9                                 Listing.  The Company shall (i) promptly following the Closing, use its best efforts to include all of the Conversion Shares issuable upon conversion of the Series B Preferred Shares and all of the Warrant Shares issuable upon exercise of the Series A Warrants and Series B Warrants (without regard to any limitation on such conversion or exercise) for listing on the Nasdaq National Market, and (ii) use its best efforts to maintain the designation and quotation, or listing, of the Common Stock on the Nasdaq National Market or the New York Stock Exchange for a minimum of five (5) years and six (6) months following the Closing Date.

4.10                           Indemnification of Investors.   The Company will indemnify and hold each Investor and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such stockholder or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party.  The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party’s wrongful actions or omissions, or gross negligence or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Transaction Documents.

4.11                           Certain Trading Limitations.  Each Investor agrees that, prior to the later to occur of (i) ninety (90) days following the Closing Date and (ii) the Effective Date, it will not enter into any Short Sales (as hereinafter defined).  For purposes of this Section 4.11, a “Short Sale” shall mean a sale of Common Stock that is marked as a short sale and that is executed at a time when such Investor has no equivalent offsetting long position in the Common Stock.  For purposes of determining whether an Investor has an equivalent offsetting long position in the Common Stock at any time, all Common Stock that (i) is held long by such Investor at such time, or (ii) is issuable upon the conversion and/or exercise in full of all Securities then held by such Investor at such time (assuming that such Securities were then fully convertible or exercisable (as the case may be), notwithstanding any limitations on such conversion or exercise that would otherwise apply, and giving effect to any conversion price, exercise price or other adjustments then in effect or scheduled to take effect in the future) shall be deemed to be held long by such Investor.

5.                                       CONDITIONS TO CLOSING.

5.1                                 Conditions to Investors’ Obligations at the Closing.  Each Investor’s obligations to effect the Closing, including without limitation its obligation to purchase Series B Preferred Shares, the Series A Warrants and the Series B Warrants at the Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.1.1                        the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all respects as of that particular date);

5.1.2                        the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in the Certificate of Designation, this Agreement or the other Transaction Documents that are required to be complied with or performed by the Company on or before such date;

5.1.3                        the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware, and delivered to such Investor written evidence of the acceptance of such filing;

5.1.4                        the Closing Date shall occur not later than August 23, 2004;

5.1.5                        the Company shall have delivered to such Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this paragraph 5.1 have been fulfilled as of the Closing Date, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

5.1.6                        the Company shall have delivered to such Investor a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the Certificate of Incorporation and By-Laws of the Company, and (ii) resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents, and certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

5.1.7                        the Company shall have delivered to such Investor an opinion of counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to such Investor;

5.1.8                        the Company shall have delivered to such Investor duly executed Series A Warrants and Series B Warrants and certificates representing the Series B Preferred Shares being purchased by such Investor at the Closing;

5.1.9                        the Company shall have executed and delivered to such Investor the Registration Rights Agreement;

5.1.10                      the Company shall have obtained the written agreement of each Key Employee to refrain from selling shares of Common Stock (or engaging in any arrangement or transaction that has substantially the same economic effect as selling shares of Common Stock) during the period beginning on the Execution Date and ending on  the earlier to occur of (i) six months following the Closing Date and (ii) the Effective Date other than, in any such case, pursuant to any 10b-5(1) trading plans in effect as of the Execution Date and disclosed to each Investor in writing; provided, however, that in the event that the employment of any Key Employee (other than Prakash C. Agarwal) is involuntarily terminated by the Company, such Key Employee may, upon the effectiveness of such involuntary termination, be released from such restriction;

5.1.11                      there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents;

5.1.12                      (i) the Common Stock shall be listed and actively traded on the Nasdaq National Market, and (ii) the Company shall be in compliance, in all material respects, with each of the quantitative and qualitative listing standards and requirements (without regard to any specified compliance periods) of the Nasdaq National Market, and (iii) the Company shall not have received any notice from Nasdaq that the Company may not be in such compliance; and

5.1.13                      there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Documents.

5.2                                 Conditions to Company’s Obligations at the Closing.  The Company’s obligations to effect the Closing with each Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.2.1                        the representations and warranties of such Investor set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all respects as of that particular date);

5.2.2                        such Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by such Investor on or before the Closing Date;

5.2.3                        there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Documents;

5.2.4                        such Investor shall have executed each Transaction Document to which it is a party and delivered the same to the Company; and

5.2.5                        such Investor shall have tendered to the Company the Purchase Price for the Series B Preferred Shares, Series A Warrants and Series B Warrants being purchased by it at the Closing.

6.                                       MISCELLANEOUS.

6.1                                 Survival; Severability.  The representations, warranties, covenants and indemnities made by the parties herein, in the Certificate of Designation and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.2                                 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Each Investor may assign its rights and obligations hereunder, in connection with any private sale or transfer of Preferred Shares or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

6.3                                 No Reliance.  Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents, or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any party.

6.4                                 Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other investor hereunder.  Nothing contained herein, in the Certificate of Designation or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute any Investors as a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that any Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including without limitation rights arising out of this Agreement or the other Transaction Documents, individually, and shall not be required to be join any other Investor as an additional party in any proceeding for such purpose.

6.5                                 Injunctive Relief.  The parties hereto acknowledge and agree that a breach by either of their obligations hereunder will cause irreparable harm the other party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

6.6                                 Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York in the borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding involving the Investor or permitted assignee of the Investor, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.7                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission.

6.8                                 Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9                                 Notices. Any notice, demand or request required or permitted to be given by the Company or the Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

NeoMagic Corporation
3250 Jay Street
Santa Clara, CA 95054
Attn:       Chief Financial Officer
Tel:         (408) 988-7020
Fax:         (408) 988-5196

with a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attn:       Michael J. Danaher, Esq.
Tel:         (650) 493-9300
Fax:         (650) 493-6811

and if to an Investor, to such address for such Investor as shall appear on the signature page hereof executed by such Investor, or as shall be designated by such Investor in writing to the Company in accordance with this Section 6.9.

6.10                           Expenses.  The Company and each Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents, provided, however, that that the Company shall, at the Closing, pay up to an aggregate of $65,000 in immediately available funds for all reasonable out-of-pocket expenses (including without limitation reasonable legal fees and expenses) incurred or to be incurred by Satellite Strategic Finance Associates, LLC (“Satellite”) in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement, the Certificate of Designation and the other Transaction Documents. At the Closing, the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction and post-closing matters) may be netted out of the Purchase Price payable by Satellite.  In the event the amount paid by the Company for such fees and expenses is less than the amount of fees and expenses actually incurred by Satellite, the Company shall promptly pay such deficiency (up to $65,000 in the aggregate) within thirty (30) days following receipt of an invoice therefor.

6.11                           Entire Agreement; Amendments.  This Agreement, the Certificate of Designation and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the Outstanding Registrable Securities at such time, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waver or consent shall be effective only in the specific instance and for the specific purpose for which given.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

NEOMAGIC CORPORATION

By:
Name:
Title:

SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC

By:	Satellite Asset Management, L.P., its Manager

By:
Brian S. Kriftcher
Chief Operating Officer and Principal

ADDRESS:

c/o Satellite Advisors, L.L.C.
623 Fifth Avenue, 20th Floor
New York, New York 10022
Tel:         212-209-2000
Fax:         212-209-2021

With a copy to:

Duval & Stachenfeld LLP
300 East 42nd Street
New York, New York 10017
Attn:       Robert L. Mazzeo, Esq.
Tel:         212-883-1700
Fax:         212-883-8883

Number of Preferred Shares to be Purchased: 5,000 Shares

Purchase Price for Preferred Shares to be Purchased: $5,000,000